UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 7, 2018
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Cremona Drive, Suite 200
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective October 7, 2018, our board of directors increased the size of the board from nine to ten directors, and appointed Bob Tirva (age 52) as a director to fill the vacancy created upon the expansion in the size of the board. Mr. Tirva also was appointed to the board’s audit committee.
Mr. Tirva is the chief financial officer of Intermedia.net, Inc. (“Intermedia”), a leading cloud UCaaS and business application provider, where he is responsible for all of Intermedia’s global financial functions. Prior to Intermedia, Mr. Tirva was corporate controller at Dropbox, Inc. (NASDAQ: DBX) from 2014 to 2016, where he was responsible for developing the company’s accounting organization. Before Dropbox, Mr. Tirva spent nearly 14 years at Broadcom Inc. (NASDAQ: AVGO), where he held a range of finance roles of increasing responsibility, including senior vice president, principal accounting officer and vice president of finance. Mr. Tirva also has career experience with International Business Machines Corporation (IBM), Navistar Financial Corporation and Ernst & Young. Mr. Tirva holds an MBA from the Yale School of Management and a Bachelor of Business Administration degree in Accounting from the University of Notre Dame.
In accordance with our non-employee director compensation policy, for Mr. Tirva’s service on the board, he will be entitled to receive the following compensation:

•	Annual Retainer - an annual retainer of $50,000 in cash, payable quarterly;

•
Initial Equity Award - 24,000 restricted stock units, which award will vest as to one-half of the shares on each of the first and second anniversaries of the commencement of his service as a non-employee director, subject to continued service as a director through the applicable vesting date; and

•
Annual Equity Award -- on the date of each annual meeting of our stockholders, Mr. Tirva will be granted restricted stock units with a grant date fair value equal to $50,000, which award will vest as to one-half of the shares on each of the first annual meeting of stockholders and second annual meeting of stockholders following the grant, subject to continued service as a director through the applicable vesting date.

Prior to his appointment as a member of our board of directors, Mr. Tirva did not have any material relationship with us and no such relationship is currently proposed. Mr. Tirva does not have any family relationships with any of our other directors or executive officers. There are no understandings or arrangements between Mr. Tirva and any other person pursuant to which Mr. Tirva was selected as a director.
A press release announcing Mr. Tirva’s appointment to the board was issued by us on October 11, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Resonant Inc. dated October 11, 2018.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2018	Resonant Inc.

By:	/s/ George Holmes
George Holmes
Chief Executive Officer